Exhibit 16.1

June 12, 2010

Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4.01 of Lapis Technologies, Inc.’s Form 8-K to be filed on July 15, 2010, and we agree with such statements insofar as they relate to our firm.

/s/ Gvilli & Co.

Gvilli & Co.